CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 64 to Registration Statement No. 002-85905 on Form N-1A of AIM Sector Funds (Invesco Sector Funds) of our report dated September 25, 2009, relating to the financial statements and financial highlights of Morgan Stanley Special Value Fund (the “Fund”) appearing in the Annual Report on Form N-CSR of the Fund for the year ended July 31, 2009.
/s/ Deloitte & Touche LLP
New York, New York
November 8, 2010